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                               GFSB BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)

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
                               GFSB BANCORP, INC.
                           GALLUP FEDERAL SAVINGS BANK

                                EMPLOYEE MEETING

                               TO ANNOUNCE MERGER

Speaker:  _______________:

     Thank you for coming to this meeting on such short notice. We would like to briefly discuss the proposed merger of GFSB Bancorp and Gallup Federal Savings Bank with First Federal Banc of the Southwest, Inc. and First Federal Bank of Rosewell that is being announced today. Such merger will be voted on by the GFSB stockholders and the First Federal stockholders at meetings of shareholders to be held later this year.

     The Merger Agreement provides that our Company and Bank will merge with First Federal Banc of the Southwest and First Federal Bank of Rosewell. Each share of GFSB stock will be exchanged for the right to receive $20.00 in cash or First Federal stock, subject to total limits of 51% stock and 49% cash for all shareholders as a group. This exchange for GFSB stock includes each share of stock that you may own personally or through an IRA, or as a participant in our ESOP.

     Our employees will receive credit for service with our Bank for purposes of participation, vesting and future benefit accrual under the benefit plans of First Federal after the merger. Your benefits under our ESOP plan will be immediately vested as of the merger date.

     We expect that many of you are wondering how this merger will affect you personally. At a later date, we will work with First Federal to discuss any changes that may occur in our benefits programs and employee policies. First Federal does wish to retain the skills, experience and trust of our employees and build upon our platform of operations while expanding our customer base in our market areas.

     We anticipate that the merger will be completed during early 2005. Between now and then, we will work together towards an orderly transition, and we will all learn about how certain things will remain unchanged, or how certain things will change. Each of us has an important role in maintaining the business of our bank, and in helping our customers understand the overall benefits of the merger. It is our goal and responsibility to continue the business of our bank, and to assist our customers during the transition period so that they continue to receive the services and benefits from us that they expect and depend on. It is our goal and to our advantage that we continue to serve and retain our customers and to continue and maintain our profitable business.

     During the next few months, we will all learn more about the transition process. I would encourage you to ask your supervisor or management if you have any questions. We also expect First Federal to provide us with more detailed information at a later date. For now, we wanted to share this exciting news with you. Again, thank you for your trust and service.